SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2001

S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

3500 Lenox Road, Suite 200, Atlanta, Georgia 30326
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 923-6200

Not Applicable
(Former name or former address, if changed since last report)

Item 5.      Other Events.

      On September 27, 2001, Jaime W. Ellertson, Chief Executive Officer of S1 Corporation (“S1”), purchased on the open market an aggregate of 41,500 shares of S1 common stock at a price of $6.348 per share.

Item 7.      Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Not applicable.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)

/s/ Richard P. Dobb Richard P. Dobb Vice President, General Counsel and Secretary

Date: September 27, 2001